UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2008
PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions.
     On May 12, 2008, Pioneer Drilling Company (the “Company”) filed a Form 12b-25 with the Securities and Exchange Commission and issued a related press release announcing (i) that the Company will not file its Form 10-Q for the quarter ended March 31, 2008 by its due date of May 12, 2008, and (ii) certain preliminary financial results for the quarter ended March 31, 2008. A copy of the press release is furnished herewith as Exhibit 99.1 (the “Press Release”).
     The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
     In addition to the above, the Press Release announced the further postponement of the release of the Company’s full financial results for the quarter ended March 31, 2008 (the “Quarterly Results”), and the related earnings conference call, both of which were previously scheduled for Tuesday, May 13, 2008. As set forth in the Company’s Form 12b-25 and in the Press Release, a special subcommittee is investigating whether circumstances exist or irregularities have occurred that may have resulted in material weaknesses in the Company’s internal control over financial reporting, and determining whether such weaknesses, if any, have materially affected the Company’s financial statements. The Company intends to publicly release the Quarterly Results and to set a new date for the related earnings conference call as soon as reasonably practicable following the completion of the investigation.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
     99.1     Press release issued by Pioneer Drilling Company on May 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial Officer and Secretary

Dated: May 12, 2008

Exhibit Index

Exhibit No.	Document Description

99.1	Press release issued by Pioneer Drilling Company on May 12, 2008.